    Exhibit 99.1
CIRCOR Reports Financial Results for Fourth Quarter and Year Ended December 31, 2022

•Q4 GAAP EPS of $0.27, Up 119% YoY; Adjusted EPS of $0.77, Up 67% YoY
•Q4 GAAP Operating Income of $20.2 Million, Up 206% YoY; Adjusted Operating Income of $33.2 Million, Up 62% YoY
•Q4 Orders up 13% Reported and 19% Organically YoY
•President and CEO Tony Najjar Appointed to Board of Directors
•Progressing with Review of Strategic Alternatives

Burlington, Mass., March 15, 2023

CIRCOR International, Inc. (NYSE: CIR) (“CIRCOR” or “the Company”), one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets, today announced financial results for the fourth quarter and year ended December 31, 2022.

Q4 2022 Overview (compared with Q4 2021):
•Revenue of $215 million up 5% reported and 11% organically
▪Aerospace & Defense revenue of $80 million, up 14% reported and 18% organically
▪Industrial revenue of $135 million, flat reported and up 7% organically
•Orders of $249 million, up 13% and 19% organically
▪Aerospace & Defense orders of $71 million, down 4% and 1% organically
▪Industrial orders of $178 million, up 22% and 29% organically
•GAAP operating income of $20.2 million, up 206%
•GAAP operating margin of 9.4%, up 1860 bps
•Adjusted operating income $33.2 million, up 62%
•Adjusted operating margin of 15.5%, up 550 bps

FY 2022 Overview (compared with FY 2021):
•Revenue of $787 million up 4% reported and 9% organically
▪Aerospace & Defense revenue of $283 million, up 12% reported and 15% organically
▪Industrial revenue of $504 million, flat reported and up 7% organically
•Orders of $907 million, up 7% and 12% organically
▪Aerospace & Defense orders of $308 million, up 21% and 24% organically
▪Industrial orders of $599 million, up 1% and 7% organically
•Backlog of $543 million at December 31, up 22% driven by strong demand in both Aerospace & Defense and Industrial segments
•GAAP operating income of $62.8 million, up 314%
•GAAP operating margin of 8.0%, up 1190 bps
•Adjusted operating income $87.5 million, up 61%
•Adjusted operating margin of 11.1%, up 390 bps

President and CEO Tony Najjar said, “Our strong fourth-quarter performance capped a solid year for CIRCOR, reflecting disciplined strategic execution by our entire team. For the fourth quarter, organic orders increased 19% driven by our Industrial segment, which benefited from aftermarket growth in core Industrial and a positive downstream market. For the full year 2022, we delivered 12% organic orders growth driven by aftermarket strength in both segments, commercial aerospace recovery, new products for defense and hydrogen applications, downstream, and value pricing. Our backlog at year end was up 22% to a record $543 million.”

Mr. Najjar continued, “Our value pricing initiatives and simplification actions continued to serve as growth and margin expansion levers during the quarter. We delivered a 62% increase in adjusted operating income and a 550 basis-point improvement in adjusted operating margin during Q4, more than offsetting the ongoing effects of inflation and supply chain constraints. The Q4 results represent another step change in margin performance for CIRCOR driven by the significant margin expansion in our Industrial segment and continued strong performance in our A&D segment. With the actions taken, and continued operating discipline and focus on our customers, we believe that we have positioned both segments to deliver sustained growth and shareholder value.”

Board Appointment
President and CEO Tony Najjar was appointed to the Company’s Board of Directors effective March 20, 2023. He is the seventh member of the Board, which includes six independent directors.

Strategic Review
Related to the Company’s previously announced review of strategic alternatives, CIRCOR’s Board of Directors, supported by external advisors and the management team, continues to progress with the review. Through its external advisors, the Board is in dialogue with a number of parties that have expressed interest in acquiring all or parts of the Company. The Company has not set a timetable for completion of the review, may suspend or terminate the review at any time and does not intend to make further announcements regarding the process unless and until the Board of Directors approves a course of action for which further disclosure is required or appropriate. The exploration of strategic alternatives may not result in any transaction or strategic change.

Conference Call Information
CIRCOR International will hold a conference call to review its fourth-quarter and full-year 2022 financial results at 9:00 a.m. ET today, March 15, 2023. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. https://investors.circor.com/. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. Participants are encouraged to dial in to the call at least 15 minutes prior to the start time. The webcast will be archived on the Company’s website for one year.

Selected Consolidated Results
(unaudited)

($ millions except EPS)	Q4 2022	Q4 2021	Change	FY 2022	FY 2021	Change
Revenue[1]	$214.5	$204.9	5%	$786.9	$758.7	4%
GAAP operating income (loss)	20.2	(19.0)	206%	62.8	(29.3)	314%
Adjusted operating income[2]	33.2	20.5	62%	87.5	54.3	61%
GAAP operating margin	9.4%	(9.2)%	1860 bps	8.0%	(3.9)%	1190 bps
Adjusted operating margin[3]	15.5%	10.0%	550 bps	11.1%	7.2%	390 bps
GAAP income (loss) per share	$0.27	$(1.40)	119%	$0.95	$(3.05)	131%
Adjusted earnings per share (diluted)[4]	$0.77	$0.46	67%	$1.83	$1.03	78%
Operating cash flow	28.5	10.6	169%	(0.8)	10.4	-108%
Adjusted free cash flow[5]	19.8	6.4	209%	(22.7)	(4.3)	-428%
Orders[6]	$248.9	$220.0	13%	$907.2	$850.6	7%

Segment Results
(unaudited)

($ in millions)	Q4 2022	Q4 2021	Change	FY 2022	FY 2021	Change
Aerospace & Defense
Revenue	$79.9	$70.0	14%	$282.7	$252.5	12%
Segment operating income	21.8	18.4	18%	63.6	56.1	13%
Segment operating margin	27.3%	26.3%	100 bps	22.5%	22.2%	30 bps
Orders[6]	$70.8	$73.9	(4)%	$308.2	$255.2	21%

Industrial
Revenue[1]	$134.7	$134.9	—%	$504.2	$506.1	—%
Segment operating income[2]	18.2	8.7	109%	49.3	28.9	71%
Segment operating margin[3]	13.5%	6.4%	710 bps	9.8%	5.7%	410 bps
Orders[6]	$178.1	$146.1	22%	$599.0	$595.4	1%

1.     Consolidated and Industrial segment revenues for Q4 2022 and Q4 2021 included $0.0 million and $5.2 million, respectively, relating to our Pipeline Engineering business.
2.      Adjusted operating income is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Adjusted operating income and Industrial segment operating income for the Q4, 2022 and Q4 2021 included $0.0 million and $(3.2) million, respectively, relating to our Pipeline Engineering business.
3.      Adjusted operating margin is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Adjusted operating margin for Q4 2022 and Q4 2021 included (61)% and 236%, respectively, relating to our Pipeline Engineering business.
4.     Adjusted earnings per share (diluted) is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Adjusted earnings per share and our segment results for Q4 2022 exclude net loss from non-cash acquisition-related intangible amortization and special and restructuring charges of $13.1 million, consisting of (i) $9.6 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $0.5 million of costs due to the investigation into the accounting irregularities of our Pipeline Engineering business and incremental professional services incurred due to the restatement; (iii) $1.8 million of special charges related to the evaluation of strategic alternatives for the Company; (iv) incremental loss allowance related to a contract assumed as part of the Fluid Handling acquisition of $0.5 million ; and (v) other special and restructuring charges net of $0.7 million. Adjusted consolidated and segment results for Q4 2021 exclude net income from discontinued operations and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges, and goodwill impairment charge totaling $39.4 million. These charges include: (i) $11.8 million for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $8.7 million of costs related to debt refinancing; (iii) $7.9 million related to incremental loss allowance for a receivable, contract asset and sub-contractor claims for a contract assumed as part of the Fluid Handling acquisition; (iv) $0.5 million other special and restructuring recoveries; and (v) $10.5 million goodwill impairment charge related to our Industrial segment.

5.     Adjusted free cash flow, a non-GAAP financial measure, is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales, from GAAP operating cash flow. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release. Refer to “Use of Non-GAAP Financial Measures” for an explanation of our non-GAAP financial measures and to the reconciliations included in this press release.
6.    Orders, an operating measure, is defined as a legally binding agreement from an authorized individual at a customer requesting CIRCOR to provide goods and/or services at a fixed or determinable price and CIRCOR is capable of providing such goods and services, when the terms and conditions are firm enough to assure subsequent payment by the customer. Consolidated and Industrial segment orders for Q4 2022 and Q4 2021 included $0.0 million and $7.1 million, respectively, relating to our Pipeline Engineering business.

Use of Non-GAAP Financial Measures
In this press release, the Company uses the non-GAAP financial measures organic revenue, adjusted net income, adjusted EBITDA, adjusted operating income, adjusted operating margin, adjusted earnings per share, adjusted free cash flow, gross debt, net of cash and net debt1. Non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating CIRCOR’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures can also assist investors and others in comparing CIRCOR’s current financial results with CIRCOR’s past financial results in a consistent manner.

We exclude costs and tax effects associated with special and restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to special and restructuring activities are not indicative of our normal operating costs. We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements. We exclude the results of discontinued operations. We exclude goodwill impairment charges. We exclude these costs because we do not believe they are indicative of our normal operating costs.

Due to the significance of recently sold or exited businesses and to provide a comparison of changes in our revenue and orders (an operating measure), we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures and/or exited businesses completed prior to December 31, 2022 were completed on January 1, 2021 and excluding the impact of changes in foreign currency exchange rates.

CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our peers. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.

1 See comment to investor presentation regarding consistency in use of terms "net debt" vs. "gross debt, net of cash"

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this news release.

About CIRCOR International, Inc.
CIRCOR International is one of the world’s leading providers of mission critical flow control products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications. CIRCOR markets its solutions directly and through various sales partners to more than 14,000 customers in approximately 100 countries. The Company has a global presence with approximately 3,060 employees and is headquartered in Burlington, Massachusetts. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including with respect to the Company’s expectations for its performance in 2023 or relating to the Company’s strategic review are forward-looking statements. Actual results may differ materially from the expectations the Company describes in its forward-looking statements. Substantial reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Important factors that could cause actual results to differ materially from expectations include, but are not limited to the inability to achieve expected results in pricing and cost out actions and the related impact on margins and cash flow; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the timing and outcome, if any, of the Company’s strategic alternatives review; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and the risks detailed from time to time in the Company’s periodic reports filed with the SEC. The Company has provided additional information about the risks facing the business in its annual report on Form 10-K and subsequent periodic and current reports most recently filed with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Scott Solomon
Senior Vice President
Sharon Merrill Associates, Inc.
(857) 383-2409

CIRCOR INTERNATIONAL, INC
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net revenues	$214,527	$204,917	$786,919	$758,667
Cost of revenues	138,172	140,348	529,832	528,291
Gross profit	76,355	64,569	257,087	230,376
Selling, general and administrative expenses	52,777	55,556	213,294	224,927
Goodwill Impairment charges	—	10,500	—	10,500
Special and restructuring charges (recoveries), net	3,417	17,464	(19,013)	24,272
Operating income (loss)	20,161	(18,951)	62,806	(29,323)
Other expense (income):
Interest expense, net	13,405	8,040	44,886	32,365
Other income, net	(426)	(525)	(5,747)	(3,826)
Total other expense, net	12,979	7,515	39,139	28,539
Income (loss) from continuing operations before income taxes	7,182	(26,466)	23,667	(57,862)
Provision for income taxes	1,743	1,976	4,279	5,182
Income (loss) from continuing operations, net of tax	5,439	(28,442)	19,388	(63,044)
Income from discontinued operations, net of tax	—	—	—	1,406
Net income (loss)	$5,439	$(28,442)	$19,388	$(61,638)

Basic income (loss) per common share:
Basic from continuing operations	$0.27	$(1.40)	$0.95	$(3.12)
Basic from discontinued operations	$—	$—	$—	$0.07
Net income (loss)	$0.27	$(1.40)	$0.95	$(3.05)

Diluted income (loss) per common share:
Diluted from continuing operations	$0.27	$(1.40)	$0.95	$(3.12)
Diluted from discontinued operations	$—	$—	$—	$0.07
Net income (loss)	$0.27	$(1.40)	$0.95	$(3.05)

Weighted average number of common shares outstanding:
Basic	20,366	20,261	20,350	20,201
Diluted	20,480	20,261	20,427	20,201

CIRCOR INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Twelve Months Ended
	December 31, 2022	December 31, 2021
OPERATING ACTIVITIES
Net Income (loss)	$19,388	$(61,638)
Income (loss) from discontinued operations, net of income taxes	—	1,406
Income (Loss) from continuing operations, net of tax	19,388	(63,044)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	19,691	22,854
Amortization	36,360	42,304
Change in provision for bad debt expense	(813)	1,213
Write down of inventory	2,606	3,364
Compensation expense of share-based plans	1,880	5,252
Loss on debt extinguishment	4,977	8,693
Amortization of debt issuance costs	3,645	3,996
Deferred income tax (benefit) provision	(3,709)	(2,992)
Goodwill impairment charges	—	10,500
Other impairment charges	8,011	—
Loss (gain) on sale of businesses	—	1,919
Gain on sale of real estate	(47,977)	—
Loss on deconsolidation charges	4,675	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Trade accounts receivable	(9,649)	(6,308)
Inventories	(26,299)	(6,974)
Prepaid expenses and other assets	(22,218)	(23,665)
Accounts payable, accrued expenses and other liabilities	8,611	15,820
Net cash (used in) provided by continuing operations	(821)	12,932
Net cash used in discontinued operations	—	(2,484)
Net cash (used in) provided by operating activities	(821)	10,448
INVESTING ACTIVITIES
Additions of property, plant and equipment	(21,988)	(14,747)
Proceeds from the sale of property, plant and equipment	104	2
Proceeds from beneficial interest of factored receivables	4,484	2,047
Proceeds from sale of real estate	54,945	—
Proceeds from sale of business	—	9,993
Net cash provided by (used in) investing activities	37,545	(2,705)
FINANCING ACTIVITIES
Proceeds from long-term debt	219,266	734,612
Payments of long-term debt	(227,041)	(729,551)
Net change in short-term borrowings	(1,573)	(374)
Equipment financing	894	—
Proceeds from the exercise of stock options	—	151
Withholding tax payments on net share settlements on equity rewards	(1,311)	(4,209)
Payment of debt issuance costs	(16,701)	(12,157)
Net cash used in financing activities	(26,466)	(11,528)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,908)	(3,448)
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	5,350	(7,233)
Cash, cash equivalents and restricted cash at beginning of year	61,374	68,607
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF YEAR	$66,724	$61,374

CIRCOR INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data) (unaudited)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,275	$59,924
Trade accounts receivable, net	109,754	100,149
Inventories	139,786	123,343
Prepaid expenses and other current assets	117,766	110,749
Total Current Assets	431,581	394,165
PROPERTY, PLANT AND EQUIPMENT, NET	141,141	154,461
OTHER ASSETS:
Goodwill	119,847	122,906
Intangibles, net	256,338	303,476
Deferred income taxes	512	756
Lease right-of-use assets, net	42,491	21,139
Other assets	20,777	22,395
TOTAL ASSETS	$1,012,687	$1,019,298
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$78,778	$83,382
Accrued expenses and other current liabilities	84,510	81,998
Accrued compensation and benefits	30,817	26,551
Short-term borrowings and current portion of long-term debt	—	1,611
Total Current Liabilities	194,105	193,542
Long-term debt	496,534	511,694
Deferred income taxes	18,238	21,721
Pension liability, net	85,968	120,881
Long-term lease liabilities	38,480	17,715
OTHER NON-CURRENT LIABILITIES	20,316	20,029
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; — shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 21,736,911 and 21,633,131 shares issued at December 31, 2022 and 2021, respectively	218	217
Additional paid-in capital	456,102	454,852
Accumulated deficit	(178,693)	(198,081)
Common treasury stock, at cost (1,372,488 shares at December 31, 2022 and 2021)	(74,472)	(74,472)
Accumulated other comprehensive loss	(44,109)	(48,800)
Total Shareholders’ Equity	159,046	133,716
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,012,687	$1,019,298

CIRCOR INTERNATIONAL, INC.
SUMMARY OF ORDERS AND BACKLOG
(in millions) (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

ORDERS (1)
Aerospace & Defense	$70.8	$73.9	$308.2	$255.2
Industrial	178.1	146.1	599.0	595.4
Total orders	$248.9	$220.0	$907.2	$850.6

	December 31, 2022	December 31, 2021
BACKLOG (2)
Aerospace & Defense	$208.3	$185.3
Industrial	334.8	258.4
Total backlog	$543.1	$443.7
1. Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Industrial includes $0.0 million and $7.1 million orders in Pipeline Engineering for the three months ended December 31, 2022 and December 31, 2021 respectively. Industrial includes $2.3 million and $24.4 million orders for Pipeline Engineering for the twelve months ended December 31, 2022 and December 31, 2021 respectively.

2. Backlog includes unshipped customer orders for which revenue has not been recognized. Industrial includes $1.2 million Pipeline Engineering for 2021.

CIRCOR INTERNATIONAL, INC.
SEGMENT INFORMATION
(in thousands, except percentages) (unaudited)

	2021					2022
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL
ORDERS
Aerospace & Defense	$72,999	$54,243	$54,028	$73,898	$255,168	$77,890	$69,053	$90,486	$70,778	$308,207
Industrial	153,695	155,959	139,691	146,065	595,410	143,727	139,370	137,848	178,069	599,014
Total	$226,693	$210,203	$193,719	$219,964	$850,578	$221,617	$208,423	$228,334	$248,847	$907,221

NET REVENUES
Aerospace & Defense	$58,488	$60,613	$63,461	$69,979	$252,541	$63,370	$67,271	$72,219	$79,855	$282,715
Industrial	117,963	126,977	126,248	134,938	506,126	122,285	124,105	123,143	134,672	504,204
Total	$176,451	$187,590	$189,709	$204,917	$758,667	$185,655	$191,376	$195,362	$214,527	$786,919

SEGMENT OPERATING INCOME
Aerospace & Defense	$9,988	$11,741	$15,927	$18,416	$56,073	$11,320	$13,566	$16,891	$21,807	$63,584
Industrial	5,834	7,237	7,124	8,700	28,896	6,857	8,484	15,717	18,244	49,302
Corporate expenses	(9,035)	(7,950)	(7,017)	(6,636)	(30,638)	(7,770)	(5,485)	(5,301)	(6,828)	(25,384)
Total	$6,787	$11,028	$16,034	$20,480	$54,331	$10,407	$16,565	$27,307	$33,223	$87,502

SEGMENT OPERATING MARGIN %
Aerospace & Defense	17.1%	19.4%	25.1%	26.3%	22.2%	17.9%	20.2%	23.4%	27.3%	22.5%
Industrial	4.9%	5.7%	5.6%	6.4%	5.7%	5.6%	6.8%	12.8%	13.5%	9.8%
Total	3.8%	5.9%	8.5%	10.0%	7.2%	5.6%	8.7%	14.0%	15.5%	11.1%

	2021					2022
Pipeline Engineering[1]	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL
ORDERS - Industrial	$5,531	$5,192	$6,575	$7,121	$24,419	$2,260	$—	$—	$—	$2,260
NET REVENUES - Industrial	$2,994	$3,124	$3,236	$5,248	$14,602	$3,012	$218	$8	$11	$3,249
SEGMENT OP. INC. -Industrial	$(2,479)	$(1,754)	$(2,470)	$(3,191)	$(9,893)	$(3,190)	$(1,074)	$(150)	$26	$(4,388)
Segment Operating Margin %	(82.8)%	(56.1)%	(76.3)%	(60.8)%	(67.8)%	(105.9)%	(492.7)%	(1875.0)%	236.4%	(135.1)%

1. Quantifies the impact of the Pipeline Engineering business on the Industrial Segment.

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2021					2022
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL

Net Cash (Used In) Provided By Operating Activities	$(19,210)	$8,866	$10,197	$10,595	$10,448	$(15,924)	$(3,593)	$(9,815)	$28,511	$(821)
LESS
Capital expenditures, net of sale proceeds[1]	3,392	2,644	4,541	4,168	14,745	3,592	5,461	4,156	8,675	21,884
ADJUSTED FREE CASH FLOW	$(22,602)	$6,222	$5,656	$6,427	$(4,297)	$(19,516)	$(9,054)	$(13,971)	$19,836	$(22,705)

Gross Debt	$538,541	$524,391	$518,464	$526,311	$526,311	$547,681	$543,100	$522,975	$516,925	$516,925
Less: Cash & Cash equivalents	64,837	58,862	58,013	59,924	59,924	61,122	55,238	47,131	64,275	64,275
GROSS DEBT, NET OF CASH	$473,704	$465,529	$460,451	$466,387	$466,387	$486,559	$487,862	$475,844	$452,650	$452,650

TOTAL SHAREHOLDERS' EQUITY	$138,663	$122,185	$121,256	$133,716	$133,716	$110,321	$103,663	$122,082	$159,046	$159,046

GROSS DEBT AS % OF EQUITY	388%	429%	428%	394%	394%	496%	524%	428%	325%	325%
GROSS DEBT, NET OF CASH AS % OF EQUITY	342%	381%	380%	349%	349%	441%	471%	390%	285%	285%

1. Includes capital expenditures, net of proceeds of asset sales from GAAP operating cash flow.

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2021					2022
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL
NET (LOSS) INCOME	$(11,796)	$(18,784)	$(2,629)	$(28,427)	$(61,638)	$(21,481)	$3,960	$31,470	$5,439	$19,388
LESS:
Restructuring related inventory charges (recoveries), net	—	958	(60)	(299)	599	2,757	—	—	—	2,757
Restructuring charges (recoveries), net	2,060	2,281	(312)	205	4,234	6,447	4,695	(173)	97	11,066
Acquisition amortization	10,487	10,498	10,417	10,369	41,772	9,391	9,178	9,118	8,651	36,338
Acquisition depreciation	2,375	1,327	1,412	1,397	6,511	1,045	1,239	1,335	995	4,614
Special (recoveries) charges, net	(2,870)	4,523	1,126	17,259	20,038	2,556	(10,425)	(25,529)	3,319	(30,079)
Goodwill Impairment charge	—	—	—	10,500	10,500	—	—	—	—	—
Income tax impact	(44)	2,425	(596)	(1,622)	163	384	(2,207)	(2,066)	(2,739)	(6,628)
Net loss (income) from discontinued operations	239	878	(2,510)	(13)	(1,406)	—	—	—	—	—
ADJUSTED NET INCOME	$451	$4,106	$6,848	$9,369	$20,773	$1,099	$6,440	$14,155	$15,762	$37,456

(LOSS) EARNINGS PER COMMON SHARE (Diluted)	$(0.59)	$(0.93)	$(0.13)	$(1.40)	$(3.05)	$(1.06)	$0.19	$1.54	$0.27	$0.95
LESS:
Restructuring related inventory charges	—	0.05	—	(0.01)	0.03	0.14	—	—	—	0.14
Restructuring charges (recoveries), net	0.10	0.11	(0.02)	0.01	0.21	0.32	0.23	(0.01)	—	0.54
Acquisition amortization	0.52	0.52	0.51	0.51	2.07	0.46	0.45	0.45	0.42	1.78
Acquisition depreciation	0.12	0.07	0.07	0.07	0.32	0.05	0.06	0.07	0.05	0.23
Special (recoveries) charges, net	(0.14)	0.22	0.06	0.85	0.99	0.13	(0.51)	(1.25)	0.16	(1.47)
Impairment charge	—	—	—	0.52	0.52	—	—	—	—	—
Income tax impact	—	0.12	(0.03)	(0.08)	0.01	0.02	(0.11)	(0.10)	(0.13)	(0.32)
(Loss) earnings) per share from discontinued operations	0.01	0.04	(0.12)	—	(0.07)	—	—	—	—	—
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.02	$0.20	$0.34	$0.46	$1.03	$0.05	$0.32	$0.69	$0.77	$1.83

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2021					2022
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL

NET INCOME (LOSS)	$(11,796)	$(18,784)	$(2,629)	$(28,427)	$(61,638)	$(21,481)	$3,960	$31,470	$5,439	$19,388
LESS:
Interest expense, net	8,369	7,958	7,997	8,040	32,365	9,456	10,203	11,821	13,405	44,886
Depreciation	6,509	5,460	5,536	5,348	22,854	5,000	5,056	4,956	4,679	19,691
Amortization	10,696	10,657	10,576	10,375	42,304	9,397	9,183	9,124	8,656	36,360
Provision for income taxes	(297)	2,659	850	1,970	5,182	1,523	(647)	1,661	1,742	4,279
Loss (income) from discontinued operations	239	878	(2,510)	(13)	(1,406)	—	—	—	—	—
EBITDA	$13,720	$8,828	$19,820	$(2,707)	$39,661	$3,895	$27,755	$59,032	$33,921	$124,604
LESS:
Restructuring related inventory charges (recoveries)	—	958	(60)	(299)	599	2,757	—	—	—	2,757
Restructuring charges (recoveries), net	2,060	2,281	(312)	205	4,234	6,447	4,695	(173)	97	11,066
Special (recoveries) charges, net	(2,870)	4,523	1,126	17,259	20,038	2,556	(10,425)	(25,529)	3,319	(30,079)
Goodwill impairment charge	—	—	—	10,500	10,500	—	—	—	—	—
ADJUSTED EBITDA	$12,910	$16,590	$20,574	$24,958	$75,032	$15,655	$22,025	$33,330	$37,337	$108,348

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

	2021					2022
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL

OPERATING (LOSS) INCOME	$(5,266)	$(8,557)	$3,451	$(18,952)	$(29,323)	$(11,789)	$11,878	$42,556	$20,161	$62,806
LESS:
Restructuring related inventory charges (recoveries)	—	958	(60)	(299)	599	2,757	—	—	—	2,757
Restructuring charges (recoveries), net	2,060	2,281	(312)	205	4,234	6,447	4,695	(173)	97	11,066
Acquisition amortization	10,487	10,498	10,417	10,370	41,772	9,391	9,178	9,118	8,651	36,338
Acquisition depreciation	2,375	1,326	1,412	1,397	6,511	1,045	1,239	1,335	995	4,614
Special (recoveries) charges, net	(2,870)	4,523	1,126	17,259	20,038	2,556	(10,425)	(25,529)	3,319	(30,079)
Goodwill impairment charge	—	—	—	10,500	10,500	—	—	—	—	—
ADJUSTED OPERATING INCOME	$6,787	$11,028	$16,034	$20,480	$54,331	$10,407	$16,565	$27,307	$33,223	$87,502

OPERATING MARGIN	(3.0)%	(4.6)%	1.8%	(9.2)%	(3.9)%	(6.3)%	6.2%	21.8%	9.4%	8.0%
LESS:
Restructuring related inventory charges (recoveries)	0.0%	0.5%	0.0%	(0.1)%	0.1%	1.5%	0.0%	0.0%	0.0%	0.4%
Restructuring charges (recoveries), net	1.2%	1.2%	(0.2)%	0.1%	0.6%	3.5%	2.5%	(0.1)%	0.0%	1.4%
Acquisition amortization	5.9%	5.6%	5.5%	5.1%	5.5%	5.1%	4.8%	4.7%	4.0%	4.6%
Acquisition depreciation	1.3%	0.7%	0.7%	0.7%	0.9%	0.6%	0.6%	0.7%	0.5%	0.6%
Special (recoveries) charges, net	(1.6)%	2.4%	0.6%	8.4%	2.6%	1.4%	(5.4)%	(13.1)%	1.5%	(3.8)%
Goodwill impairment charge	0.0%	0.0%	0.0%	5.1%	1.4%	0.0%	0.0%	0.0%	0.0%	0.0%
ADJUSTED OPERATING MARGIN	3.8%	5.9%	8.5%	10.0%	7.2%	5.6%	8.7%	14.0%	15.5%	11.1%

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE MEASURES
(in thousands, except percentages) (unaudited)

Q4'22 Organic Orders and Revenue

	CIRCOR			Aerospace & Defense			Industrial
	4Q 22	4Q 21	Variance	4Q 22	4Q 21	Variance	4Q 22	4Q 21	Variance
Orders	248,847	219,964	13%	70,778	73,898	(4)%	178,069	146,065	22%
Divestitures	—	—		—	—		—	—
FX	13,096			2,263			10,833
Organic	261,943	219,964	19%	73,041	73,898	(1)%	188,902	146,065	29%

	CIRCOR			Aerospace & Defense			Industrial
	4Q 22	4Q 21	Variance	4Q 22	4Q 21	Variance	4Q 22	4Q 21	Variance
Revenue	214,527	204,917	5%	79,855	69,979	14%	134,672	134,938	—%
Divestitures	—	—		—	—		—	—
FX	12,360			2,516			9,844
Organic	226,887	204,917	11%	82,371	69,979	18%	144,516	134,938	7%

FY'22 Organic Orders and Revenue

	CIRCOR			Aerospace & Defense			Industrial
	FY 22	FY 21	Variance	FY 22	FY 21	Variance	FY 22	FY 21	Variance
Orders	907,221	850,578	7%	308,207	255,168	21%	599,014	595,410	1%
Divestitures	—	—		—	—		—	—
FX	49,518			9,241			40,277
Organic	956,739	850,578	12%	317,448	255,168	24%	639,291	595,410	7%

	CIRCOR			Aerospace & Defense			Industrial
	FY 22	FY 21	Variance	FY 22	FY 21	Variance	FY 22	FY 21	Variance
Revenue	786,919	758,667	4%	282,715	252,541	12%	504,204	506,126	—%
Divestitures	—	—		—	—		—	—
FX	42,923			8,037			34,886
Organic	829,842	758,667	9%	290,752	252,541	15%	539,090	506,126	7%

Note regarding financial statements: Financial amounts are computed independently each quarter; therefore, the sum of the quarterly amounts may not equal the total amount for the respective year due to rounding.